Exhibit 3

JOINDER TO INVESTMENT AGREEMENT

PEP VIII Advertising Co-Investment L.P. (the “New Providence Purchaser”) is executing and delivering this Joinder (this “Joinder”) pursuant to the Investment Agreement, dated as of April 16, 2020 (the “Investment Agreement”), by and among OUTFRONT Media Inc. (the “Company”), Providence Equity Partners VIII-A L.P., Providence Equity Partners VIII (Scotland) L.P., PEP VIII Intermediate 5 L.P., PEP VIII Intermediate 6 L.P. (collectively, the “Existing Providence Purchasers”) and the other purchasers named therein (each, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used and not defined herein shall have the meanings set forth in the Investment Agreement.

The New Providence Purchaser is an Affiliate and a Permitted Transferee of each of the Existing Providence Purchasers. Each of the Existing Providence Purchasers have assigned a pro rata portion of their rights, interests and obligations to purchase and acquire their respective Purchaser Acquired Shares to the New Providence Purchaser such that the New Providence Purchaser shall have the right, interest and obligation to purchase and acquire 50,000 shares of Preferred Stock in the aggregate at the Closing for a purchase price per Acquired Share equal to $1,000 and an aggregate purchase equal to $50,000,000.

By executing and delivering this Joinder to the Company, the New Providence Purchaser hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Investment Agreement as a Providence Purchaser as of the date hereof in the same manner as if the New Providence Purchaser were an original signatory to the Investment Agreement.

Notwithstanding anything in the Investment Agreement to the contrary (including with respect to the allocation of the Purchaser Acquired Shares), the New Providence Purchaser and the Existing Providence Purchasers hereby instruct the Company to issue the number of shares of Preferred Stock opposite the New Providence Purchaser’s and the Existing Providence Purchasers’ respective names on Schedule A hereto at the Closing. This instruction is not otherwise intended to affect the rights or obligations of the parties to the Investment Agreement.

[Signature Pages to Follow]

Accordingly, the New Providence Purchaser has executed and delivered this Joinder as of April 20, 2020.

PEP VIII ADVERTISING CO-INVESTMENT L.P.

By: Providence Equity GP VIII L.P., its general partner

By: PEP VIII International Ltd., its general partner

By:	/s/ Sarah N. Conde
Name: Sarah N. Conde
Title: Authorized Signatory

[Signature Page to Joinder to Investment Agreement]

Acknowledged and Agreed:

PROVIDENCE EQUITY PARTNERS VIII-A L.P.

By: Providence Equity GP VIII L.P., its general partner

By: PEP VIII International Ltd., its general partner

By:	/s/ Sarah N. Conde
Name: Sarah N. Conde
Title: Authorized Signatory

PROVIDENCE EQUITY PARTNERS VIII (SCOTLAND) L.P.

By: Providence Equity GP VIII (Scotland) L.P., its general partner

By: Providence Equity GP VIII L.P., its general partner

By: PEP VIII International Ltd., its general partner

By:	/s/ Sarah N. Conde
Name: Sarah N. Conde
Title: Authorized Signatory

[Signature Page to Joinder to Investment Agreement]

PEP VIII INTERMEDIATE 5 L.P.

By: Providence Equity GP VIII L.P., its general partner

By: PEP VIII International Ltd., its general partner

By:	/s/ Sarah N. Conde
Name: Sarah N. Conde
Title: Authorized Signatory

PEP VIII INTERMEDIATE 6 L.P.

By: Providence Equity GP VIII L.P., its general partner

By: PEP VIII International Ltd., its general partner

By:	/s/ Sarah N. Conde
Name: Sarah N. Conde
Title: Authorized Signatory

[Signature Page to Joinder to Investment Agreement]

Schedule A

Updated Providence Purchaser Allocation

Entity	Purchase Price Portion	Purchaser Acquired Shares
Providence Equity Partners VIII-A L.P.	$76,433,076.00	76,433.00
Providence Equity Partners VIII (Scotland) L.P.	$1,138,491.00	1,139.00
PEP VIII Intermediate 5 L.P.	$110,581,339.00	110,581.00
PEP VIII Intermediate 6 L.P.	$36,847,094.00	36,847.00
PEP VIII Advertising Co-Investment L.P.	$50,000,000.00	50,000.00

Schedule A